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                      AMENDMENT TO THE PARTICIPATION AGREEMENT
                                 DATED MAY 15, 1998
                                    BY AND AMONG
                              OCC ACCUMULATION TRUST,
                                OCC DISTRIBUTORS and
                    THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

     This is an amendment to the May 15, 1998 Participation Agreement ("Agreement") among OCC Accumulation Trust, OCC Distributors, and The Lincoln National Life Insurance Company.

     The following separate accounts of The Lincoln National Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest In Portfolios of the Fund shown in Schedule 2:

Lincoln Life Flexible Premium Variable Life Separat e Acount M Lincoln Life Premium Variable Life Separate Account R Lincoln Life Variable Annuity Account N

October 7, 1998

S:\LEGALDEP\FUNDS\ASSET\WORD\AMEND-98.LNL

OCC ACCUMULATION TRUST

By: NameTitle:

OCC DISTRIBUTORS

By: Name: Title:

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By: Name: Title: